                                                                  EXHIBIT 10.3


                           STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of the 30th day of January, 1995, by and between DCR COMMUNICATIONS, INC., a Maryland corporation (the "Corporation" or the "Company"), and TELECONSULT, INCORPORATED, a Delaware corporation (hereinafter "Purchaser").

                                   RECITALS:

     The Corporation desires to issue and sell to the Purchaser and the Purchaser desires to purchase Six Hundred Sixty (660) shares of the Corporation's Class A Voting Common Stock, par value $.01 per share, ("Class A Common Stock") at a purchase price of Two Hundred Twenty-Seven Dollars and Twenty-Seven Cents ($227.27) per share, upon the following terms and conditions.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   SECTION 1
                        PURCHASE AND SALE OF SECURITIES

     1.1. Sale and Issuance of Class A Common Stock. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase and the Corporation agrees to authorize the issuance of and to sell, issue and deliver to the Purchaser in the aggregate Six Hundred Sixty (660) shares of the Corporation's Class A Common Stock, for a purchase price of Two Hundred Twenty-Seven Dollars and Twenty-Seven Cents ($227.27) per share ("Shares") for an aggregate purchase price of One Hundred Fifty Thousand Dollars
($150,000.00).

     1.2. Closing.  The sale and purchase of the Shares issued pursuant to
Section 1.1 shall occur at a closing (the "Closing") to be held at 10:00 a.m. E.S.T. on January __, 1995, at the offices of Levan, Schimel, Belman & Abramson, P.A., 9881 Broken Land Parkway, Suite 400, Columbia, Maryland 21046, or such date, time and/or location as the parties hereto shall otherwise agree (hereinafter, the "Closing Date"). The payment for such Shares shall be delivered to the Company in immediately available funds.

                                   SECTION 2
                             CONDITIONS TO CLOSING

     2.1. Purchaser's Condition. The obligation of the Purchaser to purchase the shares pursuant to Section 1.1. hereof at the Closing Date shall be subject to fulfillment of the following condition on or prior to the Closing, unless such condition is expressly waived, in writing, by the Purchaser:

          2.1.1. Option Agreement. The Purchaser and the Company shall have entered into that certain Option Agreement in substantially the same form as set forth in the Exhibit 2.1 pursuant to which Three Thousand Six Hundred Forty (3,640) shares of Class A Common Stock ("Option Shares") may be acquired by the Purchaser.

     2.2. Seller's Condition. The obligation of the Seller to sell the Shares pursuant to Section 1.1 hereof at the Closing Date shall be subject to fulfillment of the following condition on or prior to the Closing Date, unless such condition is expressly waived, in writing, by the Seller:

          2.2.1. Subscription Agreement. The Purchaser shall have completed a Subscription Agreement and Purchaser Questionnaire, if applicable, as provided by the Corporation with respect to the Purchaser's Shares purchased hereunder.

                                   SECTION 3
               REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

     As a material inducement to the Purchaser to purchase shares of Class A Common Stock hereunder, the Corporation represents and warrants to the Purchaser that the following statements are true and correct as of the Closing Date.

     3.1. Organization and Standing. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

     3.2. Capitalization. The authorized capital stock of the Corporation consists of One Hundred Thousand (100,000) shares of Class A Voting Common Stock and One Hundred Thousand (100,000) shares of Class B Non-Voting Common Stock.

     3.3. Authorization. All corporate action on the part of the Corporation and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations of the Corporation under this Agreement has been or will be taken prior to or concurrently with the Closing. This Agreement, when executed and delivered by the Corporation (and assuming the due authorization, execution and delivery by the Purchaser and/or any other parties thereto), shall constitute the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except that: (i) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and (ii) the availability of certain remedies may be limited by equitable principles of general applicability.

     3.4. Business Plan. The Corporation has furnished to the Purchaser a Business Plan of the Corporation ("Business Plan").

     3.5. Title to Assets. The Corporation owns good, marketable title, free and clear of all liens and encumbrances, to all of the property and assets as described in the Business Plan, except to the extent that such property and assets have been disposed of for fair value in the ordinary course of business.

     3.6. Contracts and Commitments. Except as set forth on Schedule 3.6, the Corporation is not a party to any agreement, contract, commitment or other obligation, including, but not limited to, any employment agreement, loan agreement, pension or profit sharing plan, lease or other obligation.

     3.7. Brokers and Finders. The Corporation has not incurred or become liable for any commission, fee or other similar payment to any broker, finder, agent or other similar payment to any broker, finder, agent or other intermediary in connection with the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby.

                                   SECTION 4
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Corporation as follows:

     4.1. Organization, Standing, Etc. The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all appropriate action and this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with the terms hereof.

     4.2. Experience. The Purchaser is experienced in evaluating and investing in companies such as the Corporation. The Purchaser is capable of evaluating the merits and risks of an investment in the Corporation and has evaluated the merits and risks associated with its investment in the Corporation, including the current financial condition of the Corporation.

     4.3. Investment. The Purchaser is acquiring the Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. The Purchaser further represents that it understands that (i) the Shares have not been registered under the Securities Act of 1933 (the "Act") or the securities laws of any state, (ii) the Shares cannot be sold unless a subsequent disposition thereof is registered under the Act and under any applicable state securities law or is exempt from such registration, (iii) the certificates representing the Shares will bear a legend to such effect, and (iv)





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
the Corporation will make a notation on its transfer books to such effect.

     4.4. Access to Information. The Purchaser has had a full opportunity to request and receive from the Corporation and its responsible officers, directors and employees, all information which the Purchaser deems relevant to the purchase of shares of Class A Common Stock hereunder and to inspect the Corporation's facilities and operations during normal business hours. The Purchaser acknowledges that it is not relying upon any other purchasers, or any officer, director, employee, agent, partner or affiliate of any such other purchaser, in making its investment or decision to invest in the Corporation or in monitoring such investment.

     4.5. Ownership. As of December 1, 1994, the date on which that certain Stock Purchase Agreement was entered into by and between the Purchaser and the Corporation, and as of the date first set forth above, the equity of the Purchaser is owned as set forth on the attached Schedule 4.5.

     4.6. Minority Status. The Purchaser is a corporation that is entirely controlled by Members of Minority Groups (as that phrase is defined in 47 CFR
Section 24.720(i)) and/or women who are United States citizens.

                                   SECTION 5
                               OWNERSHIP STATUS

     5.1. Control Group. The Purchaser and Eduardo Paz ("Paz") acknowledge that as of December 1, 1994, the Purchaser was, and upon the purchase of the Shares the Purchaser will be, a qualifying member of the "control group" of the Corporation as defined in 47 CFR Section 24.720(k) and Paz will be a "Qualifying Minority and/or Woman Investor" as defined in 47 CFR Section 24.720(n). The Purchaser and Paz covenant and agree that at all times during which the Purchaser owns any Common Stock, the Purchaser and Paz will not, without the prior written consent of the Corporation, assign or transfer control or any ownership interest of the Purchaser to any person or entity unless, following such assignment or transfer, the Purchaser shall continue to be a qualifying member of the control group, and the transferee of any interest currently owned by Paz shall continue to be owned by a Qualifying Minority and/or Woman Investor. The Purchaser hereby grants to the Corporation a continuing right to inspect the minute book, stock ledger and stock records of the Purchaser in order to confirm the ownership status of the Purchaser.

     5.2. Right to Repurchase. In the event that the Purchaser fails to maintain its status as a qualifying member of the control group as set forth in Section 5.1 above, Paz's interest in the Purchaser fails to be owned by a Qualifying Minority and/or Woman

Investor or it otherwise causes the Corporation to fail to meet the definition of a Small Business owned by Members of Minority Groups and/or Women (as defined in 47 CFR Section 24.720(d)), the Corporation may, at its option, repurchase any and all Shares owned by the Purchaser. The right to repurchase shall be exercisable by the Corporation immediately upon the Corporation providing written notice to the Purchaser of its election to exercise its repurchase right. The repurchase price shall be the net tangible book value (total assets excluding intangible assets, less total liabilities, excluding contingent liabilities) of the Shares based on a balance sheet prepared by the regular accountant of the Corporation reflecting the financial position of the Corporation as of a day that is not more than one hundred and eighty (180) days from the date on which such notice is provided by the Corporation. The balance sheet shall be prepared in accordance with the accounting principles consistently applied by the Corporation in connection with the maintenance of its books and records. The purchase price shall be payable upon payment terms as determined by the Corporation and may be paid in installments, with interest at the prime rate published in The Wall Street Journal, Eastern Edition, but in no event shall the installments extend beyond a five year period.

                                   SECTION 6
                                 MISCELLANEOUS

     6.1. Waivers by Purchaser. Any failure by a Purchaser to insist upon strict performance by the Corporation of any of the terms and provisions of this Agreement shall not be deemed to be a waiver of any of the terms and conditions thereof and the Purchasers shall have the right thereafter to insist upon strict performance thereof by the Corporation.

     6.2. Relationships to Other Agreements. In the event of a conflict between any of the provisions of this Agreement and any other agreement relating to this transaction, the provisions of this Agreement shall control.

     6.3. Titles and Captions. All section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and shall in no way define, limit, extend or describe the scope or intent of provisions herein.

     6.4. Applicable Law. This Agreement is to be governed by, and construed, interpreted, and enforced in accordance with the laws of the State of Maryland.

     6.5. Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties. Notwithstanding the foregoing, neither the Corporation nor the





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
Purchaser shall have the right to assign any of their respective rights or obligations under this Agreement.

     6.6. Notices. All notices or other documents required hereunder shall be deemed to have been given or made when delivered by registered mail or certified mail, return receipt requested, postage prepaid to:

          If the Corporation:

          DCR Communications, Inc.
          11910 Yellow Rush Pass
          Columbia, Maryland  21044

          Attn:  Daniel C. Riker

          With copies to:

          Levan, Schimel, Belman & Abramson, P.A.
          9881 Broken Land Parkway, Suite 400
          Columbia, MD  21046
          Attn:  Ronald S. Schimel, Esquire

          If to the Purchaser, to the address of the Purchaser as provided to the Corporation in the Subscription Agreement of the Purchaser. Any party may from time to time give the others written notice of a change in the address to which notices are to be sent and any successors in interest.

     6.7. Severability. Inapplicability or unenforceability of any provision of this Agreement shall not impair the operation or validity of any other provision hereof. If any provision shall be declared inapplicable or unenforceable, there shall be added automatically as part of this Agreement a provision as similar in terms to such inapplicable or unenforceable provision as may be possible and be legal, valid and enforceable.

     6.8. Entire Agreement. This Agreement, including all Schedules hereto, along with all other agreements required to be executed hereunder, constitutes the entire agreement among the parties pertaining to the subject matter hereof, and supersedes all prior agreements and understandings pertaining thereto. No covenant, representation or condition not expressed in this Agreement shall affect or be deemed to interpret, change or restrict the express provisions hereof and no amendments hereto shall be valid unless signed by the Corporation and the Purchaser.

     6.9. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument.





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
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


ATTEST/WITNESS:                 DCR COMMUNICATIONS, INC.

                                By:  /s/ DANIEL C. RIKER
----------------------------       --------------------------------
                                   Daniel C. Riker, President


                                PURCHASER:

                                TELECONSULT, INCORPORATED

                                By: /s/ EDUARDO PAZ
----------------------------       --------------------------------
                                   Eduardo Paz, President

     The undersigned, Eduardo Paz, hereby joins this Agreement for the purpose of making the representations and warranties of Section 4 and acknowledging and consenting to the provisions of Sections 4 and 5 regarding ownership status of Purchaser.

----------------------------       --------------------------------
                                   Eduardo Paz





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                                 SCHEDULE 3.6


     1. Employment Agreement by and between the Corporation and Daniel C. Riker (proposed draft, not yet executed).

     2. Memorandum of Understanding by and between the Corporation and OSCI dated October 11, 1994.

     3. Agreement with a Japanese investment company to find investors for capital necessary for auction pursuant to which the Company has agreed to pay commissions in the form of stock and cash.

     4.   Consulting Agreements with Armistead C. Leigh and Randall S.
          Anderson.

     5.   Letter of Intent between DCR Communications, Inc. and Masa Telecom,
          Inc.





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



                                 SCHEDULE 4.5


====================================================================================================================
                                                 COMMON                                 PREFERRED - NON-VOTING
--------------------------------------------------------------------------------------------------------------------
                                CLASS A - VOTING      CLASS B - NON-VOTING          CLASS A                CLASS B
                                                                                 (NON-CONVERT)
--------------------------------------------------------------------------------------------------------------------
  *Eduardo Paz                510      60.6%                    0            5,000    91.9%                   0
--------------------------------------------------------------------------------------------------------------------
  Mark Burke (VP)             166      19.7%                    0              150     2.8%                   0
--------------------------------------------------------------------------------------------------------------------
  Manuel Marino               166      19.7%                    0              140     2.6%                   0
--------------------------------------------------------------------------------------------------------------------
  *Terdtoon Tapjan              0                               0              100     1.8%                   0
--------------------------------------------------------------------------------------------------------------------
  Michael Hitch                 0                               0               50     0.9%                   0
--------------------------------------------------------------------------------------------------------------------
  *Eduardo Armenta              0                               0                0                   4,500   81.9%
--------------------------------------------------------------------------------------------------------------------
  *Sarah Stom                   0                               0                0                     997   18.1%
                                                                                                     -----   ----
--------------------------------------------------------------------------------------------------------------------
           Total Issued and   842      100%                     0            5,440    100%           5,497   100%
           Outstanding
--------------------------------------------------------------------------------------------------------------------
           Total Authorized          30,000                  30,000                  30,000                 30,000
--------------------------------------------------------------------------------------------------------------------
  Strategic Technologies,                                                                                    720
  Inc. (1)
--------------------------------------------------------------------------------------------------------------------
  Alfredo Echeverria (2)                                                                                     107
--------------------------------------------------------------------------------------------------------------------
  Carlos Pichardo (3)
--------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
           *Each of these stockholders is a United States citizen and is a woman or a Member of a Minority Group [as defined in 47 CFR Section
           24.720 (i)]
===============================================================================

Initials:

-------------

-------------





--------------------

  1    U.S. Citizen - Non-minority

  2    Minority and U.S. Citizen

  3 One more potential investor for 800 shares - U.S./Minority (DCR may employ).

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